Exhibit 10.4

NINTH AMENDMENT TO CREDIT AGREEMENT
NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 29, 2026, by and among INNOVATE Corp. (f/k/a HC2 Holdings, Inc.), a Delaware corporation (the “Borrower”), the guarantors party to the Credit Agreement referred to below (the “Guarantors”) and MSD PCOF Partners IX, LLC, as lender (the “Lender”) under the Credit Agreement referred to below.
W I T N E S S E T H
WHEREAS, reference is made to the Credit Agreement, dated as of March 13, 2020 (as amended by that certain First Amendment to Credit Agreement, dated as of August 10, 2020, that certain Waiver, Consent and Second Amendment to Credit Agreement, dated as of February 1, 2021, that certain Third Amendment to Credit Agreement, dated as of February 23, 2021, that certain Fourth Amendment to Credit Agreement, dated as of April 25, 2023, that certain Fifth Amendment to Credit Agreement, dated as of May 6, 2024, that certain Sixth Amendment to Credit Agreement, dated as of March 6, 2025, that certain Seventh Amendment to Credit Agreement, dated as of July 31, 2025, and that certain Eighth Amendment to Credit Agreement, dated as of August 4, 2025, the “Credit Agreement”; the Credit Agreement as amended hereby being referred to herein as the “Amended Credit Agreement”), among the Borrower, the Guarantors, and the Lender, and the Lender provided a revolving credit facility to the Borrower pursuant to the terms and conditions thereof;
WHEREAS, Section 10.01 of the Credit Agreement provides that, subject to certain exceptions inapplicable hereto, the Borrower may amend, waive any provision of, or consent to any departure by the Borrower or any other Loan Party from, the Credit Agreement with the written consent of the Lender;
WHEREAS, the Lender has agreed to (i) amend the Credit Agreement as set forth in Article 2 herein in accordance with the provisions of the Credit Agreement, (ii) consent to the HC2B Transactions (as defined below), and (iii) waive any potential Default or Event of Default that may have occurred, or that may arise under the Credit Agreement, directly or indirectly, as a result of the HC2B Transactions; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Amendment and make it a valid and binding obligation of the Borrower, in accordance with its terms, have been done, performed or waived.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lender covenant and agree as follows:
ARTICLE 1.
DEFINITIONS
Section 1.01     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Amended Credit Agreement.

ARTICLE 2.
AMENDMENTS
Section 2.01    Amendments to Credit Agreement. The terms of the Credit Agreement shall be amended as set forth in this Article 2.
a)Section 1.01 of the Credit Agreement is hereby amended by:

(i) adding the following definitions in their relevant alphabetical location:

“New HC2 HoldCo” means HC2 Broadcasting Holdco, LLC, a Delaware limited liability company.

“HC2B” means, collectively, New HC2 HoldCo and its Subsidiaries.

“HC2B Merger Agreement” means that certain Agreement and Plan of Merger, by and among CONX Corp., a Nevada corporation, HC2 Merger Sub, LLC, a Delaware limited liability company, HC2, New HC2 HoldCo, and HC2 Broadcasting Holdings Inc., a Delaware corporation, as amended, restated, supplemented or otherwise modified or replaced from time to time.

“HC2 Sale” means the sale or disposition by the Borrower and its Subsidiaries of an amount of equity in New HC2 HoldCo equal to 75% (or more than 75% by way of a purchase price adjustment or indemnity claim) of the combined equity of New HC2 HoldCo pursuant to the HC2B Merger Agreement.

“CONX Loan Agreement” means that certain Loan Agreement, dated as of May 29, 2026, by and among, HC2 Broadcasting Holdings Inc., a Delaware corporation, New HC2 HoldCo, a Delaware corporation, HC2 Broadcasting Intermediate Holdings Inc., a Delaware corporation, HC2 Station Group, Inc., a Delaware corporation, HC2 Network, Inc., a Delaware corporation, HC2 Broadcasting Inc., a Delaware corporation, DTV America Corporation, a Delaware corporation, the other guarantors from time to time party thereto and HC2 Merger Sub, LLC, a Delaware limited liability company, as the lender.

“EchoStar Letter” means that certain letter agreement, dated as of May 29. 2026, by and among, CONX Corp., a Nevada Corporation, EchoStar Corporation, a Nevada corporation (“EchoStar”), and the Borrower, as amended, restated, supplemented or otherwise modified or replaced from time to time, granting EchoStar the option for a period ending on the date that is two years following the date thereof to acquire up to 80.1% of the equity interests of HC2 Broadcasting Holdings Inc.

“HC2B Transactions” means, collectively, (a) the entry by the Borrower, the guarantors party thereto and the trustee under the New Senior Secured Notes Indenture into a supplemental indenture to the New Senior Secured Notes Indenture, dated as of May 29, 2026, the performance of the obligations thereunder and the consent solicitation process undertaken with respect thereto, (b) the entry by the Borrower, the guarantors party thereto and the trustee under the New Convertible Secured Notes Indenture into a supplemental indenture to the New Convertible Secured Notes Indenture, dated as of May 29, 2026, the performance of the obligations thereunder and the consent solicitation process undertaken with respect thereto, (c) the formation of New HC2 HoldCo as a Wholly Owned Domestic Subsidiary of Innovate 2 Corp., a Delaware corporation, (d) the contribution by Innovate 2 Corp. of its Equity Interests in HC2 Broadcasting Holdings Inc. to New HC2 HoldCo, (e) the entry by HC2B into the CONX Loan Agreement and the other Loan Documents (as defined therein), the occurrence of the funding thereunder and the performance of the obligations thereunder, (f) the prepayment of $121,760,978 of Indebtedness under the Existing Spectrum Promissory Notes with the loan proceeds advanced under the CONX Loan Agreement, (g) the pledge by New HC2 HoldCo to secure the Indebtedness incurred pursuant to the CONX Loan Agreement, (h) the entry by the Borrower into that certain Purchase Option Agreement, dated as of May 29, 2026, by and between HC2 Merger Sub, LLC, a Delaware limited liability company, the performance of the obligations thereunder and the exercise by the Borrower of the purchase rights granted thereunder, (i) the entry by CONX Corp., a Nevada Corporation, HC2 Merger Sub, LLC, a Delaware limited liability company, HC2 Broadcasting Holdco, LLC, a Delaware limited liability company, and HC2 Broadcasting Holdings Inc. into the HC2B Merger Agreement, (j) the HC2 Sale, (k) the disposition by the Borrower to HC2B of (1) domain names and (2) other assets immaterial to the Borrower, in each case used primarily in the business of HC2B, (l) the subordination of that certain intercompany note, dated as of April 30, 2019, by HC2 Broadcasting Holdings Inc. in favor of Innovate 2 Corp. to the CONX Loan Agreement, (m) the entry by the Borrower into the EchoStar Side Letter, the performance of the obligations thereunder and the exercise by EchoStar of the purchase rights granted thereunder and (n) the payment of all fees and expenses related thereto

(ii) replacing the definition of “Excluded Subsidiary” in its entirety with the following definition:
“Excluded Subsidiary” means (1) any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower or a Guarantor, (2) any Foreign Subsidiary, (3) any Immaterial Subsidiary, (4) any Insurance Subsidiary, (5) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, that is prohibited or restricted by applicable law or by contractual obligation (including in respect of assumed Indebtedness permitted hereunder) existing on the Issue Date (or, with respect to any Subsidiary acquired by the Borrower or a Subsidiary after the Issue Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Guaranty, or if such Guaranty would require governmental (including regulatory) or third party (other than the Borrower, any of the Guarantors or any of their Subsidiaries) consent, approval, license or authorization, (6) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower set forth in a notice delivered to the Lender, the burden or cost (including any adverse tax consequences) of providing the Guaranty will outweigh the benefits to be obtained by the Lender therefrom, (7) any Operating Subsidiary and (8) New HC2 HoldCo.

(iii) replacing the definition of “Permitted Transactions” in its entirety with the following definition:
“Permitted Transactions” means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or non-approval), (f) transactions in which a federal home loan mortgage bank (an “FHLMB”) makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such Insurance Subsidiary in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs and (g) the HC2B Transactions.

(iii) modifying the definition of “Permitted Liens” by (1) deleting the “and” at the end of clause (t) thereof, (2) inserting an “and” at the end of clause (u) thereof and (3) inserting a new clause (v) at the of the definition of “Permitted Liens” as follows:
“(v) Liens on property or the Equity Interests of New HC2 HoldCo and HC2B securing the Indebtedness in respect of the CONX Loan Agreement and any Permitted Refinancing Debt thereof.”

(iv) modifying the definition of “Permitted Investments” by (1) deleting the “and” at the end of clause (o) thereof, (2) inserting an “and” at the end of clause (p) thereof and (3) inserting a new clause (q) at the of the definition of “Permitted Investments” as follows:
“(q) to the extent constituting an Investment, the HC2B Transactions.”

(v) modifying the definition of “Disposition” by inserting a new sentence at the end of such definition as follows:
“For the avoidance of doubt, any transfer of Equity Interests held by any Subsidiary of the Borrower in New HC2 HoldCo shall constitute a Disposition hereunder.”

b)Section 7.03(b) of the Credit Agreement shall be amended by (1) deleting the “and” at the end of clause (xxi) thereof, (2) inserting an “and” at the end of clause (xxii) thereof and (3) inserting a new clause (xxiii) at the end of Section 7.03(b) as follows:

“(xxiii) Indebtedness Incurred pursuant to the CONX Loan Agreement and Permitted Refinancing Debt thereof.”
ARTICLE 3.
CONSENT AND WAIVER
Section 3.01    Consent. Any and all of the transactions relating to or contemplated by the HC2B Transactions are hereby irrevocably consented to in all respects.
Section 3.02    Waiver of Defaults. Any and all Defaults, Events of Default or other defaults that may have occurred, or that may arise under the Credit Agreement, directly or indirectly, as a result of the HC2B Transactions are hereby irrevocably waived in all respects.
ARTICLE 4.
CONDITIONS PRECEDENT
Section 4.01    Effective Date Conditions. This Amendment shall be effective as of the date (the “Effective Date”) when all of the following conditions have been fulfilled to the satisfaction of (and in form and substance reasonably satisfactory to) the Lender:
(a)the Lender shall have received counterparts to this Amendment, duly executed by the Borrower and each Guarantor, each of which shall be originals or electronic image scan transmissions unless otherwise specified; and

(b)the Lender shall have received a copy of Schedule 1 to the Pledge Agreement, updated on a pro forma basis after giving effect to the HC2B Transactions.
ARTICLE 5.
REPRESENTATIONS AND WARRANTIES
Section 5.01    Representations and Warranties. On the Effective Date, each Loan Party hereby represents and warrants to the Lender as follows:
(a)such Loan Party (i) is duly incorporated, organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations hereunder and under the Amended Credit Agreement, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)the execution, delivery and performance by such Loan Party of this Amendment and the Amended Credit Agreement have been duly authorized by all necessary corporate or other organizational action by such Loan Party, and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except in each case referred to in clause (ii) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(c)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Credit Agreement, except such (i) those that have been made and are in full force and effect, (ii) those contemplated by the Security Documents and (iii) those the failure of which to obtain or make such consent, approval, authorization, order, filing or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d)this Amendment has been duly executed and delivered by such Loan Party, and this Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought;

(e)the Obligations (i) constitute, and, after giving effect to any repayment and reborrowing of Loans under the Credit Agreement, will continue to constitute (A) “First-Out Debt”, “First-Out Obligations” and “Pari Passu Obligations” under and as defined in the Secured Indentures, (B) “First-Out Debt”, “First-Out Obligations”, “Obligations”, “Pari Passu Debt” and “Pari Passu Obligations” under and as defined in the Collateral Trust Agreement, and (C) “Secured Obligations” under and as defined in the Pledge Agreement and (ii) are entitled to the benefits of the Collateral Trust Agreement, the Pledge Agreement and the other Security Documents; and

(f)the representations and warranties of such Loan Party contained herein and in each other Loan Document are true and correct in all material respects on and as of the Effective Date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of the Effective Date), in each case, except to the extent that such representation or warranty specifically refers to an earlier date, in which case it is true and correct in all material respects as of such earlier date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of such earlier date), and except that for purposes of this clause (f), the representations and warranties contained in Section 5.05(a) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement.
ARTICLE 6.
MISCELLANEOUS
Section 6.01     Governing Law; Waiver of Jury Trial. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AMENDMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. SECTIONS 10.13(B), (C) AND (D) OF THE AMENDED CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 6.02    Severability. In case any provision in this Amendment is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 6.03    Counterpart Originals. The parties may sign any number of copies of this Amendment. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment and signature pages for all purposes.
Section 6.04    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 6.05    Reaffirmation.
(a)The Borrower and each Guarantor hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and Liens to the Collateral Trustee, for the benefit of the Secured Parties, under each Loan Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, (iii) agrees that neither such ratification and reaffirmation, nor the Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Loan Party with respect to any subsequent modifications to the Amended Credit Agreement or the other Loan Documents and (iv) agrees that none of the terms and conditions of this Amendment shall limit or diminish its payment and performance obligations, contingent or otherwise, under the Loan Documents to which it is a party. The Credit Agreement is in all respects ratified and confirmed. The parties hereto agree that each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed.

(b)Except as specifically set forth in Section 3.02 of this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under, the Credit Agreement or any of the other Loan Documents.

(c)On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
Section 6.06    Loan Document. On and after the Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
Section 6.07    Release.
(a)In consideration of the agreements of the Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender, its successors and assigns, and its direct and indirect owners, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (the Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever, in each case which arose at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment or any of the other Loan Documents or transactions thereunder or related thereto.

(b)Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)In entering into this Amendment, each Loan Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The release set forth herein shall survive the termination of this Amendment and the Loan Documents and the payment in full of the Obligations.

(e)Each Loan Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date first above written.

INNOVATE Corp.

By:	/s/ Michael J. Sena
Name:	Michael J. Sena
Title:	Chief Financial Officer

INNOVATE 2 Corp.

By:	/s/ Michael J. Sena
Name:	Michael J. Sena
Title:	Chief Executive Officer and Chief Financial Officer

DBM Global Intermediate Holdco Inc.

By:	/s/ Michael J. Sena
Name:	Michael J. Sena
Title:	Chief Executive Officer and Chief Financial Officer
[Signature Page to Ninth Amendment]

MSD PCOF Partners IX, LLC, as Lender

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Authorized Signatory
[Signature Page to Ninth Amendment]